UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 17, 2006

Memory Pharmaceuticals Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(201) 802 - 7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 17, 2006, Stephen Murray, M.D., Ph.D., joined Memory Pharmaceuticals Corp. (the "Registrant"), as Vice President of Clinical Development. Under an employment agreement between the Registrant and Dr. Murray, dated February 8, 2006, which is for an unspecified term, Dr. Murray is entitled to an initial base salary of $275,000, a one-time signing bonus of $75,000, and an initial stock option grant to purchase 200,000 shares of our common stock, vesting over four years in quarterly installments. Dr. Murray is also entitled to receive annual bonus payments that depend on the Registrant’s performance and his individual performance, in each case, as determined by the Registrant’s Board of Directors. In the event that the Registrant terminates Dr. Murray’s employment without cause, he is entitled to receive 12 months’ severance, based on his then-current base salary, payable over the 12-month period following termination, plus continued health coverage for one year (less, during the last six months, any amounts earned for services rendered by Dr. Murray to, and any health insurance otherwise available through, a new employer).

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Letter Agreement dated as of February 8, 2006, between Stephen Murray, M.D., Ph.D. and the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.

April 17, 2006	By:	/s/ Jzaneen Lalani

Name: Jzaneen Lalani
Title: Vice President, Legal Affairs

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Exhibit Index

Exhibit No.	Description

10.1	Employment Letter Agreement dated as of February 8, 2006, between Stephen Murray, M.D., Ph.D. and the Registrant.